UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 28, 2024
BlackSky Technology Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39113	47-1949578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13241 Woodland Park Road
Suite 300
Herndon,	Virginia	20171
(Address of principal executive offices)		(Zip code)
(571) 267-1571
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BKSY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	BKSY.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.02. Results of Operations and Financial Condition.
On February 28, 2024, the Company issued a press release announcing its financial results for the fourth quarter ended December 31, 2023. A copy of the Company’s press release is attached hereto as Exhibit 99.1.
The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Item 1.01. Entry into a Material Definitive Agreement.
BlackSky Holdings, Inc. (the “Tenant”), a wholly-owned subsidiary of BlackSky Technology Inc. (the “Company”), entered into a lease agreement (the “Lease”) with 2411 Dulles Corner Metro Owner LLC, a Delaware limited liability company (the “Landlord”) on November 20, 2023, with the initial term (the “Initial Term”) expected to commence on September 1, 2024 (the “Commencement Date”) and expire on August 31, 2036. Pursuant to the Lease, the Tenant will lease approximately 17,119 square feet of office space (the “Premises”) located at 2411 Dulles Corner Park, Herndon, Virginia (the “Building”). The Company intends to relocate its U.S. administrative headquarters to the Premises upon the expiration on August 31, 2024 of its current lease for the Company’s current U.S. administrative headquarters at 13241 Woodland Park Road, Herndon, Virginia, in accordance with its terms.
Under the Lease, the fixed rent is abated in full for eighteen months after the Commencement Date (the “First Abatement Period”) and 50% of the fixed rent is abated for sixteen months after the expiration of the First Abatement Period (the “Second Abatement Period”). Subject to the Second Abatement Period, the fixed monthly rent due under the Lease will be $54,103.17 per month for the six months following the First Abatement Period and will thereafter increase each year on the anniversary of the Commencement Date, up to $69,256.63 per month for the last year of the Initial Term.
The Tenant has the right to extend the Lease one time for an additional five-year period (the “Extension Term”), subject to the terms and conditions of the Lease (the “Extension Option”). If the Tenant exercises the Extension Option, the fixed rent during the Extension Term will be the fair market extension term fixed rent for space comparable to the Premises in comparable buildings in the market in which the Building is located. The Tenant has the right to terminate the Lease effective at 11:59 p.m. on the last day of the one hundred third month after the Commencement Date, subject to the terms and conditions of the Lease (the “Termination Option”). Exercise of the Termination Option requires twelve months’ prior written notice and a termination payment specified in the Lease. Before the last three years of the Initial Term and subject to the terms and conditions of the Lease, the Tenant has a right of first offer to lease additional space located contiguous to and on the same floor as the Premises.
The Landlord will provide an improvement allowance of $2,054,280.00 to be applied to the improvement costs of the Premises. In connection with its entry into the Lease and as a guaranty of the performance of its obligations thereunder, the Tenant has provided the Landlord with an irrevocable, automatically renewing, clear, and unconditional standby letter of credit in the amount of $108,206.34. The Landlord has the right to terminate the Lease upon customary events of default. The Lease includes customary representations, warranties, covenants, mutual indemnities, and insurance obligations.
The foregoing summary of the Lease is qualified in its entirety by reference to the full text of the Lease, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Exhibit Number	Description
10.1	BlackSky HQ Lease Agreement, dated November 20, 2023, by and between 2411 Dulles Corner Metro Owner LLC and BlackSky Holdings, Inc.
99.1	Press release dated February 28, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 28, 2024

BLACKSKY TECHNOLOGY INC.

By:	/s/ Henry Dubois
Name: Henry Dubois
Title: Chief Financial Officer